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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

EPIX Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21863 (Commission File Number)	04-3030815 (IRS Employer Identification No.)
71 Rogers Street Cambridge, Massachusetts 02142 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 250-6000

Item 7.    Financial Statements and Exhibits.

  (c)
  The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated June 1, 2004.

Item 9.    Regulation FD.

        The information in this Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such filing.

        On June 1, 2004, EPIX Medical, Inc. (the "Registrant") issued a press release announcing its commencement of a private offering of up to $75 million aggregate principal amount of convertible senior notes due 2024 in a private placement pursuant to Rule 144A under the Securities Act. The Registrant also expects to grant the initial purchasers a 30-day option to purchase up to an additional $25 million aggregate principal amount of such notes. The notes will bear interest, and will be convertible into shares of the Registrant's common stock at a rate and price to be determined. The press release is attached hereto as Exhibit 99.1 and hereby is incorporated by reference in its entirety.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Medical, Inc. (Registrant)
Date: June 1, 2004	/s/ PEYTON J. MARSHALL Peyton J. Marshall Senior Vice-President, Finance and Administration, Chief Financial Officer

EXHIBIT INDEX

        The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release dated June 1, 2004.

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  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD.
SIGNATURES
EXHIBIT INDEX